Exhibit 10.23
December 22, 2024
Matthew Field
via DocuSign
Re: Transition Services
Dear Matthew:
As you know, on December 1, 2024, you provided Joby Aviation, Inc., a Delaware corporation (the “Company”), with notice of your resignation from employment effective as of December 13, 2024 (the “Resignation Date”). The purpose of this letter is to memorialize our agreement for you to provide transition services to the Company during the period (the “Transition Period”) commencing on the Resignation Date and ending on March 7, 2025, with any early cancellation or extension based on mutual agreement between you and the Company, in exchange for the continued vesting of your outstanding equity awards.
Accordingly, by your signature to this letter, you agree that your employment with, as service as an officer of, the Company and its subsidiaries will terminate on the Resignation Date and that, during the Transition Period, you will continue to serve the Company and its subsidiaries as a senior advisor, in a non-employee position and on an ad hoc, part-time basis, to transition your duties and responsibilities and provide such other advice and services within your experience and expertise as reasonably requested by the Company (the “Transition Services”). As a result of your Transition Services, in accordance with the terms of your awards granted under the Joby Aero, Inc. 2016 Stock Option and Grant Plan and the Joby Aviation, Inc. 2021 Incentive Award Plan, each outstanding equity award held by you will continue to vest and, if applicable, become exercisable; however, you will not be entitled to or receive any compensation other than such equity award vesting during the Transition Period. Any equity award that is unvested as of the end of the Transition Period thereupon will be forfeited for no consideration. During the Transition Period, your Proprietary Information and Inventions Agreement will remain in full force and effect, provided, that any reference therein to “employment” or any term of similar effect will be deemed to encompass and include your provision of Transition Services during the Transition Period.
    Please indicate your agreement to the terms of this letter by signing below and returning a copy of it to me no later than December 23, 2024.
Very truly yours,
Joby Aviation, Inc.

By: /s/ Kate DeHoff
Kate DeHoff
General Counsel & Corporate Secretary

Acknowledged and agreed:
/s/ Matthew Field
Matthew Field

Dated: 12/23/2024